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                                                                    EXHIBIT 99.1



                          CONSENT OF DIRECTOR NOMINEE


     I hereby consent to the reference to me as a prospective director of Targeted Genetics Corporation (the "Company") where it appears in the Company's Amendment No. 1 to Registration Statement on Form S-1 (SEC File No. 333-3592) and related prospectus and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). This consent may be incorporated by reference into any such registration statement filed pursuant to Rule 462(b) under the Act.



                                                /s/ MARTIN P. SUTTER
                                          --------------------------------------

                                                     Martin P. Sutter


May 28, 1996